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                                                                    EXHIBIT 11.1

                                 ICON CMT CORP.
                       COMPUTATION OF EARNINGS PER SHARE

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
                                                                                                        WEIGHTED
                                                                                           DAYS          AVERAGE
                                                                            SHARES      OUTSTANDING      SHARES
                                                                           ---------    -----------    -----------

YEAR ENDED DECEMBER 31, 1996
Shares outstanding at January 1, 1996...................................   6,545,455        365          6,545,455
Cheap stock consideration for stock, stock options and warrants issued
  during 1997...........................................................   3,563,824        365          3,563,824
                                                                                                       -----------
     Pro forma weighted average common shares outstanding...............                                10,109,279
                                                                                                       -----------
     Net loss for the year ended December 31, 1996......................                               $(8,038,000)
                                                                                                       -----------
     Pro forma net loss per common share................................                               $     (0.80)
                                                                                                       -----------
                                                                                                       -----------

NINE MONTHS ENDED SEPTEMBER 30, 1997
Shares outstanding at January 1, 1997...................................   6,545,455        273          6,545,455
Issuance of common stock upon conversion of preferred stock.............       4,981          9                164
                                                                             830,220         13             39,534
                                                                              83,022         29              8,819
                                                                               4,151         32                487
                                                                              33,209         64              7,785
                                                                              41,345         72             10,904
                                                                             166,044         82             49,874
                                                                           3,466,902         92          1,168,334
Cheap stock consideration for stock, stock options and warrants issued
  during 1997...........................................................   1,860,792        150          1,022,413
                                                                             553,691        181            367,099
                                                                              89,121        191             62,352
                                                                              22,191        201             16,338
                                                                               2,228        241              1,967
                                                                              44,561        244             39,827
                                                                             445,605        260            424,386
                                                                               2,674        264              2,586
                                                                             542,961        273            542,961
                                                                                                       -----------
     Pro forma weighted average common shares outstanding...............                                10,311,285
                                                                                                       -----------
     Net loss for the nine months ended September 30, 1997..............                               $(9,088,000)
                                                                                                       -----------
     Pro forma net loss per common share................................                               $     (0.88)
                                                                                                       -----------
                                                                                                       -----------
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